Exhibit (h)(4)

AMENDED AND RESTATED SERVICING AND

SUPPLEMENTAL SUPPORT AGREEMENT

This Amended and Restated Servicing and Supplemental Support Agreement (the “Agreement”), effective September 18, 2026 between GMO TRUST, a Massachusetts business trust (the “Trust”), on behalf of each of its Class II, Class III, Class IV, Class V, Class VI, Class VII, Class I, Class R6 and ETF Class (each a “Class” and, collectively, the “Classes”) Shares (the “Shares”), of each Fund listed on Exhibit I hereto (collectively, the “Funds”), and GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC, a Massachusetts limited liability company (“GMO”), hereby amends and restates the Servicing Agreement, executed as of May 30, 1996, between the Trust and the Service Provider.

W I T N E S S E T H:

That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.	SERVICES TO BE RENDERED BY SERVICE PROVIDER TO THE TRUST.

(a) GMO, in its capacity as shareholder servicer and support provider (“Service Provider”) with respect to each Class of Shares of each Fund set forth on Exhibit II hereto, will, at its expense, provide Funds, shareholders and/or their respective consultants/agents services and resources to directly and indirectly support such parties in connection with their investments (or their clients’ investments) in the Funds (“Services”). The Services provided by Service Provider may vary by Class and investor. “Services” include, without limitation, shareholder services provided to investors or their consultants/agents in Shares of the Funds; professional and informative reporting; access to analysis and explanations of Fund reports; maintenance of shareholder accounts; and maintenance, coordination, support and other services related to financial intermediaries, authorized participants (for ETF Class), and other third parties, as applicable for each Class, that invest or facilitate (on behalf of their clients) investments in Shares of that Class and/or services related thereto.

(b) The Service Provider shall not be obligated under this Agreement to pay any expenses of or for the Trust or of or for the Fund not expressly assumed by the Service Provider pursuant to this Section 1.

2.	OTHER AGREEMENTS, ETC.

It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a partner, shareholder, director, officer or employee of, or be otherwise interested in, the Service Provider, and in any person controlled by or under common control with the Service Provider, and that the Service Provider and any person controlled by or under common control with the Service Provider may have an interest in the Trust. It is also understood that the Service Provider and persons controlled by or under common control with the Service Provider may have advisory, servicing, distribution or other contracts with other organizations and persons, and may have other interests and businesses.

3.	COMPENSATION TO BE PAID BY THE TRUST TO THE SERVICE PROVIDER.

Each Class of Shares of each Fund will pay to GMO, in its capacity as Service Provider, as compensation for services rendered and expenses borne by the Service Provider with respect to such Class of Shares of such Fund pursuant to Section 1(a), a fee (the “Service Fee”), computed and accrued daily, and paid monthly or at such other intervals as the Trustees shall determine, at the annual rate of such Class’s average daily net asset value set forth on the Service Fee Schedule attached as Exhibit II hereto.

Service Fees shall be payable for each month (or other interval) within five (5) business days after the end of such month (or other interval). GMO, as reflected in Exhibits II or III or otherwise by notice to the Trust, may determine to temporarily or permanently reduce or waive part or all of the compensation it is entitled to receive pursuant to this Agreement with respect to one or more Funds or Classes.

If GMO shall serve for less than the whole of a month (or other interval), the foregoing compensation shall be prorated.

The Service Fee set forth on the Service Fee Schedule attached as Exhibit II hereto (after giving effect to any reductions noted in the Service Fee Schedule) for each Class of BFAF will be reduced or waived by an amount equal to the Service Fees that are paid to the Service Provider pursuant to this Agreement and indirectly borne by such Class as a result of the Fund’s investment in other Funds (after giving effect to any waivers or reductions of such fees by the Service Provider with respect to those other Funds).

4.	ASSIGNMENT TERMINATES THIS AGREEMENT; AMENDMENTS OF THIS AGREEMENT.

This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment; provided, however, in the event of consolidation or merger in which the Service Provider is not the surviving corporation or which results in the acquisition of substantially all the Service Provider’s outstanding stock or other interests by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Service Provider’s assets, the Service Provider may assign any such agreement to such surviving entity, acquiring entity, assignee or purchaser, as the case may be. This Agreement shall not be amended unless such amendment is approved by votes of a majority of both (a) the Trustees of the Trust, and (b) the Independent Trustees.

5.	EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT.

This Agreement shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

(a) Either party hereto may at any time terminate this Agreement (or this Agreement’s application to one or more Classes or Funds) by not more than sixty days’ written notice delivered or mailed by registered mail, postage prepaid, to the other party, or

(b) If a majority of both (i) the Trustees of the Trust, and (ii) a majority of the Independent Trustees, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later.

Termination of this Agreement pursuant to this Section 5 shall be without the payment of any penalty.

6.	CERTAIN DEFINITIONS.

For purposes of this Agreement, (a) the term “Independent Trustees” shall mean those Trustees of the Trust who are not interested persons of the Trust or the Service Provider, and have no direct or indirect financial interest in this Agreement, (b) the terms “affiliated person”, “control”, “interested person” and “assignment” shall have their respective meanings defined in the Investment Company Act of 1940 and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; and (c) the phrase “specifically approve at least annually” shall be construed in a manner consistent with the Investment Company Act of 1940 and the rules and regulations thereunder.

7.	NONLIABILITY OF SERVICE PROVIDER.

In the absence of willful misfeasance, bad faith or gross negligence on the part of the Service Provider, or reckless disregard of its obligations and duties hereunder, the Service Provider shall not be subject to any liability to the Trust, or to any shareholder of the Trust, for any act or omission in the course of, or connected with, rendering services hereunder.

8.	LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS.

A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, GMO TRUST and GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.

GMO TRUST

By	/s/ Douglas Y. Charton
	Name:	Douglas Y. Charton
	Title:	Clerk

GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

By	/s/ Phil Zachos
	Name:	Phil Zachos
	Title:	General Counsel
Reviewed by:	DYC

This instrument is executed on behalf of  Grantham, Mayo, Van Otterloo & Co. LLC (“GMO”) by a duly authorized officer or other agent solely in his or her capacity as an authorized signatory, pursuant to delegated authority from GMO, and not individually.  The obligations of or arising out of this instrument are not binding upon any officer or other agent, partner, member or director of GMO individually, but are binding only upon  GMO and its assets.  A Certificate of Organization of GMO is on file with the Secretary of The Commonwealth of Massachusetts.

A copy of the Amended and Restated Agreement and Declaration of Trust of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Funds.

EXHIBIT I

GMO U.S. Equity Fund

GMO Quality Fund

GMO International Equity Fund

GMO Emerging Markets Fund

GMO Emerging Country Debt Fund

GMO Opportunistic Income Fund

GMO Benchmark-Free Allocation Fund

GMO International Equity Allocation Fund

GMO Global Asset Allocation Fund

GMO Global Equity Allocation Fund

GMO Strategic Opportunities Allocation Fund

GMO Global Developed Equity Allocation Fund

GMO International Developed Equity Allocation Fund

GMO Asset Allocation Bond Fund

GMO Benchmark-Free Fund

GMO Resources Fund

GMO Climate Change Fund

GMO High Yield Fund

GMO Alternative Allocation Fund

GMO Emerging Country Debt Shares Fund

GMO U.S. Small Cap Value Fund

GMO-Usonian Japan Value Creation Fund

GMO Emerging Markets ex-China Fund

GMO Small Cap Quality Fund

GMO Resource Transition Fund

GMO U.S. Opportunistic Value Fund

GMO International Opportunistic Value Fund

GMO Multi-Asset Credit Fund

GMO U.S. Treasury Fund

GMO Emerging Markets Debt Total Return Fund

SERVICE FEE SCHEDULE	EXHIBIT II

Class II Shares

Fund	Service Fee
GMO Alternative Allocation Fund	0.22%
GMO International Equity Fund	0.22%
GMO Emerging Markets Fund	0.22%
GMO Emerging Markets ex-China Fund	0.22%
GMO Quality Fund	0.22%
GMO Emerging Country Debt Fund	0.22%
GMO International Opportunistic Value Fund	0.22%
GMO International Equity Allocation Fund	0.07%
GMO Global Equity Allocation Fund	0.07%
GMO Global Asset Allocation Fund	0.07%
GMO Benchmark-Free Allocation Fund	0.07%
GMO Multi-Asset Credit Fund	0.20%

Class III Shares

Fund	Service Fee
GMO U.S. Equity Fund	0.15%
GMO Quality Fund	0.15%
GMO International Equity Fund	0.15%
GMO-Usonian Japan Value Creation Fund	0.15%
GMO Emerging Markets Fund	0.15%
GMO International Opportunistic Value Fund	0.15%
GMO Opportunistic Income Fund	0.15%
GMO Emerging Country Debt Fund	0.15%
GMO Benchmark-Free Allocation Fund	0.15%
GMO Emerging Markets ex-China Fund	0.15%
GMO International Equity Allocation Fund	0.00%
GMO Global Asset Allocation Fund	0.00%
GMO Global Equity Allocation Fund	0.00%
GMO Strategic Opportunities Allocation Fund	0.00%
GMO Global Developed Equity Allocation Fund	0.00%

SERVICE FEE SCHEDULE	EXHIBIT II

Class III Shares

Fund	Service Fee
GMO International Developed Equity Allocation Fund	0.00%
GMO Asset Allocation Bond Fund	0.15%
GMO Benchmark-Free Fund	0.00%
GMO Resources Fund	0.15%
GMO Climate Change Fund	0.15%
GMO High Yield Fund	0.15%
GMO Alternative Allocation Fund	0.15%
GMO U.S. Small Cap Value Fund	0.15%
GMO Small Cap Quality Fund	0.15%
GMO Resource Transition Fund	0.15%
GMO U.S. Opportunistic Value Fund	0.15%
GMO Multi-Asset Credit Fund	0.15%
GMO Emerging Markets Debt Total Return Fund	0.15%

Class IV Shares

Fund	Service Fee
GMO U.S. Equity Fund	0.13% (with reduction: 0.10%)*
GMO Quality Fund	0.13% (with reduction: 0.105%)*
GMO International Equity Fund	0.13% (with reduction: 0.09%)*
GMO-Usonian Japan Value Creation Fund	0.13% (with reduction: 0.10%)*
GMO Emerging Markets ex-China Fund	0.13% (with reduction: 0.10%)*
GMO Emerging Markets Fund	0.13% (with reduction: 0.105%)*
GMO Emerging Country Debt Fund	0.13% (with reduction: 0.10%)*
GMO Asset Allocation Bond Fund	0.13% (with reduction: 0.10%)*
GMO Resources Fund	0.13% (with reduction: 0.10%)*
GMO Benchmark-Free Allocation Fund	0.13% (with reduction: 0.10%)*
GMO Climate Change Fund	0.13% (with reduction: 0.10%)*
GMO High Yield Fund	0.13% (with reduction: 0.10%)*
GMO Alternative Allocation Fund	0.13% (with reduction: 0.105%)*
GMO U.S. Small Cap Value Fund	0.13% (with reduction: 0.10%)*
GMO Small Cap Quality Fund	0.13% (with reduction: 0.10%)*
GMO Resource Transition Fund	0.13% (with reduction: 0.10%)*

SERVICE FEE SCHEDULE	EXHIBIT II

Class IV Shares

Fund	Service Fee
GMO U.S. Opportunistic Value Fund	0.13% (with reduction: 0.10%)*
GMO Multi-Asset Credit Fund	0.13% (with reduction: 0.10%)*
GMO Emerging Markets Debt Total Return Fund	0.13% (with reduction: 0.10%)*

Class V Shares

Fund	Service Fee
GMO U.S. Equity Fund	0.12% (with reduction: 0.085%)*
GMO Quality Fund	0.12% (with reduction: 0.085%)*
GMO-Usonian Japan Value Creation Fund	0.12% (with reduction: 0.085%)*
GMO International Equity Fund	0.12% (with reduction: 0.085%)*
GMO Emerging Markets Fund	0.12% (with reduction: 0.085%)*
GMO Emerging Markets ex-China Fund	0.12% (with reduction: 0.085%)*
GMO Asset Allocation Bond Fund	0.12% (with reduction: 0.085%)*
GMO Resources Fund	0.12% (with reduction: 0.085%)*
GMO Benchmark-Free Allocation Fund	0.12% (with reduction: 0.085%)*
GMO Climate Change Fund	0.12% (with reduction: 0.085%)*
GMO High Yield Fund	0.12% (with reduction: 0.085%)*
GMO Alternative Allocation Fund	0.12% (with reduction: 0.085%)*
GMO U.S. Small Cap Value Fund	0.12% (with reduction: 0.085%)*
GMO Small Cap Quality Fund	0.12% (with reduction: 0.085%)*
GMO Resource Transition Fund	0.12% (with reduction: 0.085%)*
GMO U.S. Opportunistic Value Fund	0.12% (with reduction: 0.085%)*
GMO Emerging Markets Debt Total Return Fund	0.12% (with reduction: 0.085%)*

Class VI Shares

Fund	Service Fee
GMO U.S. Equity Fund	0.10% (with reduction: 0.055%)*
GMO Quality Fund	0.10% (with reduction: 0.055%)*
GMO-Usonian Japan Value Creation Fund	0.10% (with reduction: 0.055%)*
GMO International Equity Fund	0.10% (with reduction: 0.055%)*
GMO Emerging Markets Fund	0.10% (with reduction: 0.055%)*

SERVICE FEE SCHEDULE	EXHIBIT II

Class VI Shares

Fund	Service Fee
GMO Emerging Markets ex-China Fund	0.10% (with reduction: 0.055%)*
GMO Opportunistic Income Fund	0.10% (with reduction: 0.055%)*
GMO Asset Allocation Bond Fund	0.10% (with reduction: 0.055%)*
GMO Resources Fund	0.10% (with reduction: 0.055%)*
GMO Benchmark-Free Allocation Fund	0.10% (with reduction: 0.055%)*
GMO Benchmark-Free Fund	0.10% (with reduction: 0.055%)*
GMO Climate Change Fund	0.10% (with reduction: 0.055%)*
GMO High Yield Fund	0.10% (with reduction: 0.055%)*
GMO Alternative Allocation Fund	0.10% (with reduction: 0.055%)*
GMO U.S. Small Cap Value Fund	0.10% (with reduction: 0.055%)*
GMO Small Cap Quality Fund	0.10% (with reduction: 0.055%)*
GMO Resource Transition Fund	0.10% (with reduction: 0.055%)*
GMO U.S. Opportunistic Value Fund	0.10% (with reduction: 0.055%)*
GMO U.S. Treasury Fund	0.00%
GMO Emerging Markets Debt Total Return Fund	0.10% (with reduction: 0.055%)*

Class I and Class R6 Shares

Fund	Service Fee
GMO U.S. Equity Fund	0.15%
GMO Quality Fund	0.15%
GMO Emerging Country Debt Shares Fund	0.15%
GMO International Equity Fund	0.22%
GMO Emerging Markets Fund	0.22%
GMO Emerging Markets ex-China Fund	0.22%
GMO Emerging Country Debt Fund	0.15%
GMO Opportunistic Income Fund	0.15%
GMO International Opportunistic Value Fund	0.15%
GMO Benchmark-Free Allocation Fund	0.15%
GMO International Equity Allocation Fund	0.00%
GMO Global Asset Allocation Fund	0.00%
GMO Global Equity Allocation Fund	0.00%

SERVICE FEE SCHEDULE	EXHIBIT II

Class I and Class R6 Shares

Fund	Service Fee
GMO Strategic Opportunities Allocation Fund	0.00%
GMO Global Developed Equity Allocation Fund	0.00%
GMO International Developed Equity Allocation Fund	0.00%
GMO Asset Allocation Bond Fund	0.15%
GMO Benchmark-Free Fund	0.00%
GMO Climate Change Fund	0.15%
GMO Resources Fund	0.15%
GMO High Yield Fund	0.15%
GMO Alternative Allocation Fund	0.22%
GMO U.S. Small Cap Value Fud	0.15%
GMO-Usonian Japan Value Creation Fund	0.15%
GMO Small Cap Quality Fund	0.15%
GMO Resource Transition Fund	0.15%
GMO U.S. Opportunistic Value Fund	0.15%
GMO U.S. Treasury Fund	0.00%
GMO Multi-Asset Credit Fund	0.20%
GMO Emerging Markets Debt Total Return Fund	0.15%

ETF Class Shares

Fund	Service Fee
GMO U.S. Equity Fund	0.15%
GMO Quality Fund	0.15%
GMO International Equity Fund	0.22%
GMO Emerging Markets Fund	0.22%
GMO Emerging Markets ex-China Fund	0.22%
GMO Emerging Country Debt Fund	0.15%
GMO Opportunistic Income Fund	0.15%
GMO Benchmark-Free Allocation Fund	0.15%
GMO International Equity Allocation Fund	0.00%
GMO Global Asset Allocation Fund	0.00%

SERVICE FEE SCHEDULE	EXHIBIT II

ETF Class Shares

Fund	Service Fee
GMO Global Equity Allocation Fund	0.00%
GMO Global Developed Equity Allocation Fund	0.00%
GMO International Developed Equity Allocation Fund	0.00%
GMO High Yield Fund	0.15%
GMO Alternative Allocation Fund	0.22%
GMO U.S. Small Cap Value Fud	0.15%
GMO U.S. Treasury Fund	0.00%
GMO Multi-Asset Credit Fund	0.20%

* Notwithstanding the higher maximum annual service fee rate provided for in the Trust’s Amended and Restated Service Plan, GMO has agreed permanently to reduce the annual service fee it receives from Class IV, Class V, Class VI, Class VII, Class I, and Class R6 shares of these Funds to the rate noted in the tables. This “reduced” fee rate may not be increased without prior approval by the Trustees in the manner provided for the amendment of this Agreement in Section 4 hereof.